SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 11, 2013

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 11, 2013 (the "Redemption Date"), Independent Bank Corporation (the "Company") redeemed its outstanding 8.25% Junior Subordinated Debenture due March 31, 2033 (the "Junior Debenture"), at a redemption price of $9,476,027.42, consisting of $9,452,200.00 in aggregate principal amount and $23,827.42 in interest accrued to the Redemption Date (the "Redemption Price"), and the Company's trust subsidiary, IBC Capital Finance II (the "Trust"), used the Redemption Price to redeem all of its securities, including the outstanding common securities held by the Company (the "Common Securities") and the outstanding 8.25% trust preferred securities (NASDAQ: IBCPO) (the "Preferred Securities").  Beginning on the Redemption Date, none of the Junior Debenture, the Common Securities or the Preferred Securities will be considered outstanding and distributions will no longer accrue on such securities.  The Company will terminate the Trust in accordance with its terms as soon as practicable after the Redemption Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date	October 11, 2013	By	/s/ Robert N. Shuster
Robert N. Shuster, Principal Financial Officer